EXHIBIT 5

Troy & Gould Professional Corporation

1801 Century Park East, 16th Floor Los Angeles, California 90067

March 10, 2003

CytRx Corporation

11726 San Vicente Blvd., Suite 650

Los Angeles, CA 90049

At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-3 (as amended, the “Registration Statement”) that CytRx Corporation, a Delaware corporation (the “Company” ), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on or about March 10, 2003. The Registration Statement relates to 9,148,204 shares (the “Outstanding Shares”) of the Company’s issued and currently outstanding $0.001 par value common stock (the “Common Stock”) and 1,406,065 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise of currently outstanding Common Stock purchase warrants (the “Warrants”). The Outstanding Shares and the Warrant Shares are to be offered for resale by certain selling securityholders as described the Registration Statement. Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) a specimen certificate evidencing the Common Stock; (iii) the Company’s Certificate of Incorporation; (iv) the Company’s Bylaws; and (v) certain minutes or resolutions of the Board of Directors of the Company, relating to the issuance of the Outstanding Shares and the grant of the Warrants and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed (without investigation or inquiry) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied on statements and representations of officers and other representatives of the Company and others.

The law covered by our opinions is limited to the internal laws of the State of California. We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

This opinion letter is strictly limited to the opinions expressly stated above, does not include any implied or inferred opinions, and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinions, including, without limitation, future changes in applicable law.

Based on and subject to the foregoing, it is our opinion that (i) the Outstanding Shares have been duly and validly authorized and are duly and validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

By:	/s/ TROY & GOULD PROFESSIONAL CORPORATION
Troy & Gould Professional Corporation